EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK13 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Torchlight Loan Services, LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, AEGON USA Realty Advisors, LLC, as Special Servicer for the 1745 Broadway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1745 Broadway Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1745 Broadway Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 1745 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CoolSprings Galleria Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CoolSprings Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CoolSprings Galleria Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the CoolSprings Galleria Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the CoolSprings Galleria Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fair Oaks Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fair Oaks Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Fair Oaks Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Fair Oaks Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Shoppes at Chino Hills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shoppes at Chino Hills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Shoppes at Chino Hills Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Shoppes at Chino Hills Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Shoppes at Chino Hills Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 181 Fremont Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 181 Fremont Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 Fremont Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Plaza Frontenac Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Plaza Frontenac Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Plaza Frontenac Mortgage Loan.

Dated: March 22, 2019

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)